UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 2, 2009

(Date of earliest event reported)

ANTE4, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 625, Los Angeles, California	90036
(Address of principal executive offices)	(Zip Code)

(323) 330-9900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 2, 2009, pursuant to the terms of an Asset Purchase Agreement by and between WPT Enterprises, Inc. (the “Company”) and Peerless Media Ltd. (“Peerless”), dated August 24, 2009, we closed a transaction whereby we sold substantially all of our operating assets other than cash, investments and certain excluded assets to Peerless (the “Transaction”) for cash consideration of $12.3 million and an ongoing revenue share relating to the purchased assets, under which Peerless will make a minimum aggregate payment to the Company of $3 million over the next three years.  As a result of the closing of the Transaction, and in accordance with the approval of a majority of the Company’s shareholders voting at a special meeting of the shareholders held on October 30, 2009, the Company changed its name to ante4, Inc. on November 4, 2009.

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Transaction, on November 2, 2009, the Company terminated the employment of Adam Pliska, the Company’s General Counsel and Secretary, and Rohin Malhotra, the Company’s Managing Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ante4, Inc.

November 6, 2009	By:	/s/ Steven Lipscomb
Name: Steven Lipscomb
Title: President, CEO and Secretary